UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2015

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2015, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected each of the Company’s eight nominees for Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2016, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2016, (iii) re-approved the Urban Outfitters Executive Incentive Plan, (iv) defeated the shareholder proposal regarding human rights report, and (v) defeated the shareholder proposal regarding proxy access. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Against	Abstain	Broker Non-Vote
Edward N. Antoian	116,102,229	1,478,840	114,603	3,063,108
Scott A. Belair	73,595,414	43,989,181	111,078	3,063,107
Harry S. Cherken, Jr.	70,997,773	46,586,908	110,993	3,063,106
Margaret A. Hayne	81,756,281	35,838,671	100,721	3,063,107
Richard A. Hayne	83,547,434	33,781,232	367,008	3,063,106
Elizabeth Ann Lambert	116,148,986	1,482,093	64,593	3,063,108
Joel S. Lawson III	109,873,614	7,757,850	64,208	3,063,108
Robert H. Strouse	93,335,458	24,295,844	64,370	3,063,108

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2016.

For	Against	Abstain	Broker Non-Vote
120,397,321	304,593	56,863	0

3. Proposal No. 3: Re-approval of the Urban Outfitters Executive Incentive Plan.

For	Against	Abstain	Broker Non-Vote
98,941,685	18,684,813	69,072	3,063,210

4. Proposal No. 4: Shareholder proposal regarding human rights report.

For	Against	Abstain	Broker Non-Vote
28,888,565	87,013,561	1,793,544	3,063,110

5. Proposal No. 5: Shareholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Vote
47,743,389	69,758,730	193,550	3,063,111

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: June 8, 2015	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer